Exhibit 5.1







                                  June 27, 2002


CompuCom Systems, Inc.
7171 Forest Lane
Dallas, Texas  75230

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to CompuCom Systems, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about June 27, 2002, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,000,000 shares of the common stock, par value $0.01 per share (the "Common Stock"), of the Corporation that may be offered through the Corporation's Second Amended and Restated Employee Stock Purchase Plan (the "Plan").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (i) the Restated Certificate of Incorporation and the Bylaws of the Corporation, as amended; (ii) minutes and records of the corporate proceedings of the Corporation with respect to the establishment of the Plan, the reservation of 2,000,000 shares of Common Stock to be issued under the Plan and to which the Registration Statement relates, the issuance of shares of Common Stock pursuant to the Plan and related matters; (iii) the Registration Statement and exhibits thereto, including the Plan; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Restated Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Corporation, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Corporation and upon documents, records and instruments furnished to us by the Corporation, without independent check or verification of their accuracy.



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CompuCom Systems, Inc.
June 27, 2002
Page 2


         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and assuming that: (i) the shares to be sold in the future through the Plan are all in accordance with the terms of the Plan, (ii) the shares of Common Stock to be issued in the future are duly issued in accordance with the terms of the Plan, (iii) the Corporation maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who purchase shares through the Plan, and (iv) the consideration for shares of Common Stock issued pursuant to the Plan is actually received by the Corporation as provided in the Plan and exceeds the par value of such shares, then we are of the opinion that the shares of Common Stock issued or sold in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

         The opinions expressed herein are specifically limited to the laws of the State of Delaware and the Federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        JENKENS & GILCHRIST,
                                        a Professional Corporation

                                        By:  /s/ Michael J. Pendleton
                                           -------------------------------------
                                           Michael J. Pendleton,
                                           Authorized Signatory